EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report date March 27, 2026 relating to the financial statements of Vine Hill Capital Investment Corp. as of December 31, 2025 and 2024, for the year ended December 31, 2025 and for the period from May 24, 2024 (inception) to December 31, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 16, 2026